Exhibit 10.31
July 12, 2007
Michael Keane
330 S. Roosevelt Ave.
Bexley, OH 43209
Dear Michael:
It is with great pleasure that we extend the following offer of employment to you. Your background and experience will be most appreciated in contributing to our successes. We feel confident you have the capabilities and talent to quickly become a very successful contributor at Tween Brands, Inc. (formerly known as “Too, Inc.”).
The following are the terms and conditions of our job offer to you and replace any and all previous offers or discussions concerning your employment with Tween Brands.

Job Title:	Senior Vice President — Human Resources

Department:	Human Resources

Reporting To:	TBD

Start Date:	8/22/07

Annual Pay Rate:	$440,000

In addition, you may be considered for an annual performance evaluation. Any corresponding pay adjustments would be based on your performance, business results, economic & competitive factors, and approval from the Board of Directors.

Sign-On Bonus:	$60,000 — Payable with your first paycheck at Tween Brands. You agree to reimburse the Company the full value of your sign-on bonus if you resign from, or voluntarily end your employment with, the Company within one-year of your actual start date.

Vacation:	4 weeks per fiscal year.

Vacation time is earned by employees on a fiscal year basis. Upon termination of employment, employees receive a pro rata pay out of unused vacation time based on the number of worked months in the fiscal year.

Benefits:	Your participation in the benefits program is outlined below. Also enclosed with this letter is a benefits document that provides additional detail regarding eligibility periods & benefit effective dates. You will be eligible for the health, life and disability benefits, as described below, the first of the month following 30 days of full time employment.

Health Benefits: You will be eligible to participate in the medical, dental and vision insurance programs offered by Tween Brands. An overview of the program as well as the bi-weekly premiums is outlined in the enclosed benefits document.

Life Insurance: You will receive 4 times your annual base pay ($1,000,000 maximum) paid for by Tween Brands. In addition, you will have the option to purchase additional life insurance for yourself, spouse and children all at very competitive rates.

Disability Insurance: You will be eligible to participate in the salary continuation, short-term and long-term disability insurance program offered by Tween Brands. The salary continuation program provides 100% of your pay for up to 30 days beginning on day 6 of the disability. Short & Long-term disability both provide 60% of your pay, which can last up to age 65 with long-term disability. All payments are based on physician certification and medical necessity.

Retirement: Upon completion of eligibility requirements, you will be eligible for the Savings and Retirement Plan. Each year, Tween Brands makes a discretionary contribution of 3% of your pay up to the social security wage base and 6% of your pay above from year’s 1 thru 5. After 5 years, the company makes a discretionary contribution of 4% of your pay up to social security wage base and 7% of your pay above.

401(k): Upon completion of your eligibility requirements, you will be eligible to participate in the 401(k) Retirement Plan. This plan allows you the opportunity to defer your money (as much as 50% up to IRS limits) into the pre-tax 401(k) Retirement Plan. These contributions are not eligible for an employer match.

Deferred Compensation: Upon completion of eligibility requirements, you will be eligible to participate in the Deferred Compensation Plan. This plan allows you the opportunity to defer your money (up to 50%) into the pre-tax Deferred Compensation Plan. In addition, the company will match your first 3% of deferrals on a 2-for-1 basis (3% — meaning 3% of your annual salary). In other words, if you put in 3% then the company will also put in 6% for a total contribution of 9%.

Limited Too & Justice Discount: You will receive a 40% discount on purchases at all Limited Too stores and 40% discount at all Justice stores immediately upon employment.

Severance: Tween Brands would provide severance of one year of service under two circumstances 1) change of control and 2) if terminated without cause.

Non-Compete: If The Limited were to initiate legal proceedings against you regarding your non-compete provision, Tween Brands agrees to reimburse you up to $10,000 in attorney fees.

Incentive Compensation:	Participation in the Incentive Compensation (cash bonus) program at a target level of 65% of your annual base salary. Your initial annual target level is $286,000. The current maximum annual payout is double your target level ($572,000 maximum).

All Incentive Compensation (IC) payouts are based on Tween Brands, Inc.’s financial results and your individual performance results, and can vary from zero (0) to a maximum of double your target level.

IC is paid twice a year at the end of each season (August and February). The spring season is weighted at 40%; the fall season is weighted at 60%.

All participants must be actively employed on the day IC is paid out to be eligible for an IC payment.

Stock Options:	You will receive 25,000 Stock Options, plus 10,000 Restricted Shares upon employment date, as outlined below.

The price of option shares will be the closing price of our stock on the first day of employment.

Stock Options are exercisable:

These 25,000 Stock Options are exercisable as follows:

Vesting Period	# Vested Per Year	Total Vested
25% vested after 1 year	6,250	6,250
25% vested after 2 years	6,250	12,500
25% vested after 3 years	6,250	18,750
25% vested after 4 years	6,250	25,000

These 10,000 Restricted Shares are exercisable as follows:

Vesting Period	#Vested Per Year	Total Vested
25% vested after 1 year	2,500	2,500
25% vested after 2 years	2,500	5,000
25% vested after 3 years	2,500	7,500
25% vested after 4 years	2,500	10,000

Stock exercising, along with other items, is described in the terms and conditions of the plan document.

All future grants will be made commensurate with your position and performance on an annual basis. And all stock grants are contingent upon the approval from the Board of Directors.
If you agree with our offer as specified above, please sign both copies, keep one for your records and return one in the enclosed envelope. We are looking forward to the beginning of a mutually beneficial association.
This employment offer is based on your representation that you are under no legal impediment to accepting our offer and performing the anticipated services. It is further understood that this letter is intended for purposes of explaining the details of the total offer and does not represent any inferred short or long-term commitments other than those described in the letter. This is not a contract. All job information, as well as the pay and benefit programs outlined in this letter and the enclosed materials are subject to change periodically based on business needs. In addition, this offer is contingent upon a satisfactory background check. At Tween Brands an employment at-will relationship prevails and the employment relationship can be terminated with or without cause and with or without notice, at anytime, by either the employee or the employer.
Once again, we feel confident you have the capabilities and talent to quickly become a very successful contributor at Tween Brands.

Sincerely,	I accept your offer as specified above.

/s/ Mike Rayden	/s/ Michael Keane

Mike Rayden Chief Executive Officer Phone: (614) 775-3510

POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Michael W. Rayden, Curtis A. Loveland and Robert J. Tannous, signing singly, the undersigned’s true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Tween Brands, Inc. (the “Company”), a Form ID, Forms 3, 4, and 5 and any other documents necessary to facilitate the filing of reports in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of August, 2007.

/s/ Michael Keane Signature
Print Name Michael Keane